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                                                                    Exhibit 99.1

                       MEDICAL RESOURCES MANAGEMENT, INC.

          This Proxy is Solicited on Behalf of the Board of Directors

     The undersigned hereby appoints Richard A. Whitman and Al Guadagno as Proxies, each with the power to appoint his substitute, and hereby authorizes them, and each of them, to represent and vote, as designated below, all the shares of common stock of Medical Resources Management, Inc. ("MRM") held of record by the undersigned on May 10, 2001 at the Special Meeting of Shareholders to be held on June 13, 2001, or any adjournment thereof.

1. To consider and vote upon a proposal to approve and adopt an Agreement and Plan of Reorganization and Merger.


        [ ] FOR            [ ] AGAINST               [ ] ABSTAIN

2. To transact any other business promptly brought before the meeting.



                          (CONTINUED ON REVERSE SIDE)
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     This proxy, when properly executed, will be voted in the manner directed by the undersigned shareholder.

If no direction is made, this proxy will be voted for proposal 1.

Please mark, sign, date and return the proxy card promptly using the enclosed envelope.

Please sign exactly as name appears below.


                                        When shares are held by joint tenants,
                                        both should sign. When signing as
                                        attorney, executor, administrator,
                                        trustee or guardian, please give full
                                        title as such. If a corporation, please
                                        sign in full corporate name by the
                                        President or other authorized officer.
                                        If a partnership, please sign in
                                        partnership name by authorized person.


                                        Signature


                                        Signature if held jointly.

                                        Dated: May __, 2001